Exhibit 23.1

Consent of UHY LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-79996, Post-Effective Amendment No.1 to Form S-8 No. 33-79996, and Form S-8 No. 333-118158) pertaining to the Axsys Technologies, Inc. 401(k) Retirement Plan of our report dated June 9, 2006, with respect to the financial statements and schedule of the Axsys Technologies, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ UHY LLP

Hartford, Connecticut
June 13, 2006